KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Announces Addition of Manmohan Singh to its Board of Directors

KINGSTON, N.Y.— April 10, 2024-- Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced the appointment of Manmohan “Manu” Singh to its Board of Directors. Mr. Singh’s appointment was in accordance with the terms outlined in an agreement between the Company and certain noteholders, pursuant to which the noteholders have the right to nominate one person to serve as a member of the Company’s Board of Directors.

“We are delighted to announce the addition of Mr. Singh to our Board, following his service as a Kingstone Board observer since 2023. This transition underscores our confidence in Mr. Singh's capabilities and the invaluable insights he brings to our strategic discussions and decision-making processes. We believe his significant experience in insurance, financial operations, and risk management will be very helpful to the company as we accelerate our operations post-transformation. We eagerly anticipate the meaningful contributions he will bring as we strive to achieve sustainable long-term profitability,” commented Meryl Golden, Chief Executive Officer of Kingstone.

Mr. Singh noted, “I am honored to join Kingstone’s Board and collaborate with the management team as the Company progresses in its ongoing initiatives and business opportunities. I anticipate sharing my insights and contributing to the Company's strategic vision, leveraging its current momentum to create value for its shareholders.”

About Manmohan “Manu” Singh

Mr. Singh is the Group Chief Financial Officer and Head of Corporate Development for Angel Oak Companies, overseeing financial operations, including accounting and treasury, for all of Angel Oak’s subsidiaries. He is also a member of the Angel Oak Enterprise Risk Management Committee. Previously, he was a Director in the Insurance Investment Banking team at New York-based Sandler O’Neill & Partners, which was an investment bank specializing in financial institutions that merged with Piper Jaffray Companies to form Piper Sandler Companies. During his 12 years with Sandler O’Neill, Mr. Singh worked extensively in the insurance sector, advising them on capital raising and M&A related matters. Manu has been involved with several key M&A transactions, including those involving private equity buyers and alternative asset managers making forays into the life and annuity sector. Mr. Singh holds a Master of Business Administration from the Indiana University Kelley School of Business, a Master of Science in Finance from the Department of Financial Studies at the University of Delhi, and a Bachelor of Engineering from Deenbandhu Chhotu Ram University of Science and Technology in India.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com